UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2020

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1020 Hull Street, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (410) 454-6428

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2020, Under Armour, Inc. (the “Company”) entered into Amendment No. 1 (the “First Amendment”) to the Amended and Restated Credit Agreement, dated as of March 8, 2019, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and arrangers party thereto (the “Existing Credit Agreement”, as amended by the First Amendment, the “Amended Credit Agreement”).

The First Amendment provides for a reduction in the aggregate revolving credit facility commitments available under the Amended Credit Agreement from $1,250.0 million to $1,100.0 million. The ability to increase the commitments under the Amended Credit Agreement by up to $300.0 million in the aggregate is suspended during the Covenant Suspension Period (as defined below).

Under the Existing Credit Agreement, the Company is required to maintain a ratio of consolidated EBITDA to consolidated interest expense of not less than 3.50 to 1.0 (the “Interest Coverage Covenant”) and is not permitted to allow the ratio of consolidated total indebtedness to consolidated EBITDA to be greater than 3.25 to 1.0 (the “Leverage Covenant”), as described in more detail in the Amended Credit Agreement.

The First Amendment provides for suspensions of and adjustments to the Interest Coverage Covenant and the Leverage Covenant beginning on the effective date of the First Amendment and ending on the date on which financial statements for the quarter ended June 30, 2022 are delivered to lenders under the Amended Credit Agreement (the “Covenant Suspension Period”) as follows:

•	For the fiscal quarter ending June 30, 2020, the Interest Coverage Covenant is suspended and the Leverage Covenant will require that the ratio of consolidated total indebtedness to consolidated EBITDA be less than or equal to 4.5 to 1.0.

•	For the fiscal quarters ending September 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021, compliance with the Interest Coverage Covenant and the Leverage Covenant are both suspended. Beginning on September 30, 2020 through and including December 31, 2021, the Company must instead maintain minimum liquidity of $450.0 million, increasing to $550.0 million if the Company or its subsidiaries receives cash proceeds from certain capital markets transactions (the “Liquidity Covenant”) (with liquidity being the sum of certain cash and cash equivalents held by the Company and its subsidiaries and available borrowing capacity under the Amended Credit Agreement).

•	For the fiscal quarter ending September 30, 2021, the Interest Coverage Covenant is suspended, the Leverage Covenant will require that the ratio of consolidated total indebtedness to consolidated EBITDA be less than or equal to 4.5 to 1.0 and the Company must comply with the Liquidity Covenant.

•	For the fiscal quarter ending December 31, 2021, the Interest Coverage Covenant is suspended, the Leverage Covenant will require that the ratio of consolidated total indebtedness to consolidated EBITDA be less than or equal to 4.0 to 1.0 and the Company must comply with the Liquidity Covenant.

•	Beginning on January 1, 2022, the Liquidity Covenant is terminated. For the fiscal quarter ending March 31, 2022, the Leverage Covenant will require that the ratio of consolidated total indebtedness to consolidated EBITDA be less than or equal to 3.5 to 1.0 and the Interest Coverage Covenant will require that the ratio of consolidated EBITDA to consolidated interest expense be greater than or equal to 3.5 to 1.0.

For periods after the effective date of the First Amendment, the Leverage Covenant is calculated net of unencumbered cash and cash equivalents in excess of $200 million held by the Company and its subsidiaries in certain approved jurisdictions.

The First Amendment also provides that the obligations of the Company under the Amended Credit Agreement, which were previously unsecured and were not guaranteed by subsidiaries, will be guaranteed by certain domestic significant subsidiaries of the Company, subject to customary exceptions (the “Subsidiary Guarantors”) and primarily secured by a first-priority security interest in substantially all of the assets of the Company and the Guarantors, excluding real property, capital stock in and debt of subsidiaries of the Company holding certain real property and other customary exceptions.

Except during the Covenant Suspension Period, borrowings under the Amended Credit Agreement will bear interest at a rate per annum equal to, at the Company’s option, either (a) an alternate base rate or (b) a rate based on the rates applicable for deposits in the interbank market for U.S. Dollars or the applicable currency in which the loans are made (the “Adjusted LIBO Rate”), plus in each case an applicable margin. The applicable margin for loans will be adjusted by reference to a grid (the “Pricing Grid”) based on a leverage ratio of consolidated total indebtedness to consolidated EBITDA and ranges between 1.25-1.75% (for Adjusted LIBO Rate loans) and 0.25% - 0.75% (for alternate base rate loans). During the Covenant Suspension Period, the applicable margin for loans will be 2.00% (for Adjusted LIBO Rate loans) and 1.00% (for alternate base rate loans).

Additionally, the Company will pay a commitment fee, calculated at a rate per annum determined in accordance with the Pricing Grid (except during the Covenant Suspension Period), on the average daily unused amount of the revolving credit facility and certain fees with respect to letters of credit. During the Covenant Suspension Period, the commitment fee rate will be 0.40% per annum.

The First Amendment provides that the negative covenant governing the incurrence of indebtedness of the Company and its subsidiaries affords $50.0 million of additional capacity for secured debt, and up to $500.0 million of additional capacity for convertible debt or specified debt securities, while the capacity to incur $100.0 million of unsecured debt remains unchanged from the Existing Credit Agreement. The Company’s future investments in and loans to non-guarantor subsidiaries are subject to additional limitations under the Amended Credit Agreement, as is the ability of the Company to sell assets outside the ordinary course of business. The First Amendment further provides for a temporary suspension of the Company’s ability to make certain voluntary restricted payments during the Covenant Suspension Period.

In the ordinary course of their business, the financial institutions party to the Amended Credit Agreement and certain of their affiliates have in the past and/or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates in the ordinary course of their business for which they will receive customary fees or expenses.

The foregoing does not constitute a complete summary of the terms of the First Amendment or the Amended Credit Agreement and reference is made to the description of the Existing Credit Agreement included under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Credit Facility” in our Annual Report on Form 10-K for the year ended December 31, 2019 and the complete text of the First Amendment (which includes the full text of the Amended Credit Agreement), which is filed as Exhibit 10.01 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.01 – Amendment No. 1, dated May 12, 2020, to the Amended and Restated Credit Agreement, dated March 8, 2019, by and among Under Armour, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and arrangers party thereto.

Exhibit 101     XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

Exhibit 104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: May 12, 2020	By:	/s/ David E. Bergman
	Name:	David E. Bergman
	Title:	Chief Financial Officer